     As filed with the Securities and Exchange Commission on July 31, 2001

                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                      IXIA
             (Exact name of registrant as specified in its charter)

                CALIFORNIA                                       95-4635982
     (State or other jurisdiction of                          (I.R.S. Employer
      incorporation or organization)                         Identification No.)

         26601 WEST AGOURA ROAD
          CALABASAS, CALIFORNIA                                    91302
(Address of Principal Executive Offices)                         (Zip Code)

                           --------------------------

                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                           --------------------------

                                 ERROL GINSBERG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                      IXIA
                             26601 WEST AGOURA ROAD
                           CALABASAS, CALIFORNIA 91302
                                 (818) 871-1800
            (Name, address and telephone number of agent for service)

                           --------------------------

                                    Copy to:
                            KATHERINE F. ASHTON, ESQ.
                                 BRYAN CAVE LLP
                             120 BROADWAY, SUITE 300
                         SANTA MONICA, CALIFORNIA 90401

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
         Title of                       Amount           Proposed           Proposed               Amount
        Securities                    of Shares           Maximum            Maximum                 of
          to be                         to be          Offering Price        Aggregate          Registration
        Registered                    Registered         per Share        Offering Price            Fee
                                      ----------       --------------     --------------        ------------
1997 Stock Option Plan,
Common Stock, without par value        2,000,000(1)        $13.54(2)        $27,080,000(2)        $6,770
============================================================================================================

----------

(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of the 1997 Stock Option Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1997 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of the Registrant's Common Stock on July 25, 2001, as reported on the Nasdaq National Market.



                                      (i)

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents and information previously filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference and shall be deemed to be a part hereof:

                Item 3(a)

                        The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                Item 3(b)

                        The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001.

                Item 3(c)

                        Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 000-31523) as filed with the Commission on September 13, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934.

                All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

                Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                The validity of the shares of the Registrant's Common Stock registered hereunder will be passed upon for the Registrant by Bryan Cave LLP, Santa Monica, California. Ronald W. Buckly, who is of counsel to Bryan Cave LLP, is the Registrant's Corporate Secretary and beneficially owns 808,000 shares of the Registrant's outstanding shares of Common Stock. In addition, several members and employees of Bryan Cave LLP hold a total of approximately 6,500 shares of the Registrant's outstanding shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Section 317 of the California Corporations Code provides that a corporation may indemnify corporate "agents" (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

                The indemnification provided by Section 317 of the California Corporations Code is not deemed to be exclusive of any other rights to which agents of a corporation seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights are authorized in the articles of the corporation. Article V of the Registrant's Amended and Restated Articles of Incorporation, as amended, authorizes the Registrant to provide for indemnification of its agents for breach of duty to the Registrant and its shareholders, through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

                Article VI of the Registrant's Bylaws provides for the indemnification of all past and current directors and executive officers to the maximum extent and in the manner permitted by Section 317. Additionally, the Registrant has entered into indemnity agreements with its directors and executive officers under which the Registrant has undertaken to indemnify each such agent to the fullest extent permitted by its Amended and Restated Articles of Incorporation, as amended, Bylaws and applicable law against all expenses, liability and loss (which are not paid by insurance or otherwise by the Registrant) reasonably incurred or suffered by such agent in connection with the defense of any action or proceeding to which the agent was or is a party or is threatened to be made a party by reason of conduct in his capacity as an officer or director, or in which the agent is or may be involved by reason of the fact that he is or was serving as an officer or director of the Registrant, not including actions brought for violation of Section 16 of the Securities Exchange Act of 1934 or for failure to qualify for an exemption under Section 4 of the Securities Act of 1933.

                The Registrant also maintains on behalf of its directors and officers liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors and executive officers of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
Number
-------
 4.1          1997 Stock Option Plan, as amended, including forms of stock option agreements,(1) Amendment No. 4 thereto dated September 1,
              2000(2) and Amendment No. 5 thereto dated March 22, 2001.

 5.1          Opinion of Bryan Cave LLP.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1          Power of Attorney (see page 5 of this Registration Statement).


----------

(1) Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on July 31, 2000.

(2) Incorporated by reference to Exhibit 10.1.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.


ITEM 9. UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CALABASAS, STATE OF CALIFORNIA, ON JULY 31, 2001.

                                       IXIA


                                       By: /s/ ERROL GINSBERG
                                           -------------------------------------
                                           Errol Ginsberg,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Errol Ginsberg and Thomas B. Miller, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               Signature                                 Title                         Date
               ---------                                 -----                         ----
                                         Director, President and Chief
                                         Executive Officer (Principal
      /s/ ERROL GINSBERG                 Executive Officer)                       July 31, 2001
------------------------------------
        Errol Ginsberg


                                         Chief Financial Officer (Principal
                                         Financial Officer and Principal
      /s/ THOMAS B. MILLER               Accounting Officer)                      July 31, 2001
------------------------------------
        Thomas B. Miller


      /s/ JEAN-CLAUDE ASSCHER            Chairman of the Board of Directors       July 31, 2001
------------------------------------
        Jean-Claude Asscher


      /s/ ROBERT W. BASS                 Director                                 July 31, 2001
------------------------------------
        Robert W. Bass


                                         Director
------------------------------------
        Howard Oringer


      /s/ JON F. RAGER                   Director                                 July 31, 2001
------------------------------------
        Jon F. Rager

                                INDEX TO EXHIBITS


Exhibit
Number                Exhibit
-------               -------
 4.1          Amendment No. 5, dated March 22, 2001, to Ixia 1997 Stock Option
              Plan.

 5.1          Opinion of Bryan Cave LLP.

23.1          Consent of PricewaterhouseCoopers LLP.